UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2019

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of	(Commission	IRS Employer
incorporation or organization)	File Number)	Identification No.)

825 Main St, Suite 100

Buda, TX 78610

(Address of principal executive offices)

Registrant’s telephone number, including area code: 512 772 4245

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

On August 29, 2019, the District Court of Travis County, Texas denied Michael De La Garza’s and Cipherloc Corporation’s (the “Company”) application for temporary injunction. A copy of the order denying the request for temporary injunction is attached to this Form 8-K as Exhibit 99.1.

On August 29, 2019, the District Court of Travis County, Texas approved a temporary restraining order against Michael De La Garza. Mr. De La Garza is:

a.	prohibited from taking any action in the name of or on behalf of the Company, except in his capacity as a member of the Board of Directors;

b.	prohibited from seeking access to or accessing bank accounts or funds owned by the Company;

c.	prohibited from preventing the Company from accessing its bank accounts and other assets in the ordinary course of its business;

d.	prohibited from accessing computer systems owned by the Company;

e.	prohibited from personally contacting existing or known prospective customers of or investors in the Company;

f.	prohibited from copying, accessing, using or sharing any software, coding, equipment, intellectual property, or other property belonging to the Company;

g.	ordered to return all equipment removed from the Company’s Arizona office on August 20, 2019; and

h.	ordered to restore all computer access of the Company or facilitate the restoration of such access.

A copy of the order granting the Company’s application for temporary restraining order against Michael De La Garza is attached to this Form 8-K as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1 99.2	Order Denying Request for Temporary Injunction. Order Granting Cipherloc Corporation’s Application for Temporary Restraining Order.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2019

CIPHERLOC CORPORATION

By:	/s/ Tom Wilkinson
Tom Wilkinson
Interim Chief Executive Officer